Exhibit 99.1

HSBC FINANCE CORPORATION ANNOUNCES
EXPIRATION OF EARLY TENDER TIME TO ITS EXCHANGE OFFER

METTAWA, Ill – November 15, 2010 – HSBC Finance Corporation (“HSBC Finance” or the “Company”) today announced the early results of its private offer to exchange 6.676% Senior Subordinated Notes due January 15, 2021 (the “New Notes”) for (x) any and all of its 5.5% Senior Notes due January 19, 2016 (the “Priority 1 Notes”) and (y) up to an aggregate principal amount of $1.5 billion less the aggregate principal amount of Priority 1 Notes accepted by HSBC Finance of its 5% Senior Notes due June 30, 2015 (the “Priority 2 Notes”), 5.25% Senior Notes due January 15, 2014 (the “Priority 3 Notes”) and 5.25% Senior Notes due April 15, 2015 (the “Priority 4 Notes”, together with the Priority 1 Notes, Priority 2 Notes and Priority 3 Notes, the “Old Notes”) pursuant to its exchange offer announced on October 28, 2010 (the “Exchange Offer”).

Based on the information provided by the exchange agent to the Company, the approximate principal amounts of each series of Old Notes that have been validly tendered for exchange as of the early tender time, which was 5:00 p.m., New York City Time, on November 12, 2010 are presented in the table below.

Title of Series	CUSIP	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of November 12, 2010
Priority 1 Notes	40429CFN7	$2,467,260,000	$603,211,000
Priority 2 Notes	40429CCS9	$1,987,508,000	$302,554,000
Priority 3 Notes	40429CFW7	$737,185,000	$72,194,000
Priority 4 Notes	40429CCR1	$696,306,000	$53,922,000
TOTAL			$1,031,881,000

The Exchange Offer will expire at 8:00 a.m., New York City time, on November 30, 2010, unless extended or terminated.  In accordance with the terms of the Exchange Offer, the withdrawal deadline relating to the Exchange Offer occurred at 5:00 p.m., New York City time on November 12, 2010.  As a result, tendered Old Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated October 28, 2010.  The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Old Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  The Exchange Offer is not being made to, nor will HSBC Finance accept tenders of its Old Notes from, holders in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This press release is not an offer to sell or a solicitation of an offer to buy any security.  The Exchange Offer is being made solely by the offering memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Eligible Holders are urged to read the offering memorandum and related exchange offer materials.  A copy of the offering memorandum relating to the Exchange Offer and any information related thereto may be obtained by written request free of charge from the information agent, Global Bondholder Services Corporation, 65 Broadway – Suite 404, New York, New York 10006 at 212-430-3774 or 866-470-4300 (toll free).

Certain matters discussed in this press release may constitute forward-looking statements. In addition, HSBC Finance may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to HSBC Finance’s future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause HSBC Finance’s actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on HSBC Finance’s current views and assumptions and speak only as of the date they are made. HSBC Finance undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

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Media Inquiries to: Kate Durham at kate.p.durham@us.hsbc.com and via telephone to 224-544-3312.